UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2015

TEAM, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 24, 2015, Team, Inc., a Delaware corporation (the “Company”), held its 2015 Annual Meeting of Stockholders. The following matters were voted upon at the Annual Meeting of Stockholders: (1) the election of Directors of the Company; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2016; and (3) the advisory vote on the compensation of the Named Executive Officers of the Company.

The following matters voted on at the Annual Meeting of Stockholders of the Company were approved. The voting results were as follows:

Proposal #1 – Election of Directors

Name	Votes For	% of votes cast	Votes Against	% of votes cast	Abstentions	Broker Non-Votes
Vincent D. Foster	16,671,922	94%	1,024,086	6%	4,579	1,925,084
Michael A. Lucas	17,190,345	97%	505,463	3%	4,779	1,925,084

Proposal #2 – Ratification of Auditors

Votes For	% of votes cast	Votes Against	% of votes cast	Abstentions	Broker Non-Votes
19,553,803	99%	63,592.3%		8,276	0

Proposal #3 – Advisory Vote on the Compensation of the Named Executive Officers

Votes For	% of votes cast	Votes Against	% of votes cast	Abstentions	Broker Non-Votes
17,177,915	97%	472,352	3%	50,320	1,925,084

For purposes of this Item 5.07, percentages have been rounded.

ITEM 8.01 OTHER EVENTS

On September 24, 2015, the Corporate Governance and Nominating Committee of the Board of Directors of the Company recommended and the Board of Directors of the Company approved the following Board leadership and committee appointments, effective immediately.

Lead Director

Louis A. Waters

Executive Committee

Ted W. Owen– Chairman

Vincent D. Foster

Philip J. Hawk

Louis A. Waters

Audit Committee

Vincent D. Foster – Chairman

Michael A. Lucas

Louis A. Waters

Sidney B. Williams

Compensation Committee

Emmett J. Lescroart – Chairman

Michael A. Lucas

Louis A. Waters

Sidney B. Williams

Corporate Governance and Nominating Committee

Sidney B. Williams – Chairman

Vincent D. Foster

Louis A. Waters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President – Administration, Chief Legal Officer and Secretary

Dated: September 28, 2015